Exhibit 3.2

PIONEER NATURAL

RESOURCES COMPANY

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AMENDED AND RESTATED

BY-LAWS

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May 3, 2024

I. MEETINGS OF STOCKHOLDERS

1. Meetings of stockholders may be held at such place, date and hour, within or without the State of Delaware, as shall be designated by the board of directors or the person authorized to call the meeting and stated in the notice of the meeting, or in a duly executed waiver of notice.

2. A meeting of stockholders shall be held annually, at which, except as otherwise required by or pursuant to the certificate of incorporation or as otherwise expressly required by applicable law, the holders of the capital stock entitled to vote shall elect by a plurality vote, a board of directors, and transact any other business as may properly be brought before the meeting.

3. Unless otherwise provided by the certificate of incorporation or these by-laws, written notice, or electronic transmission of notice, if in a form consented to by the stockholder, of any meeting, at which stockholders are required or permitted to take any action, stating the place, date and hour of the meeting, and, if a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the meeting, except that (a) it shall not be necessary to give notice to any stockholder who submits a signed waiver of notice before or after the meeting and (b) no notice of an adjourned meeting need be given except when required by law or by paragraph 7 of Article I of these by-laws. If mailed, notice shall be considered given when mailed to a stockholder at the address on the corporation’s records. The attendance of any stockholder at a meeting, without protesting at the beginning of the meeting that the meeting is not lawfully called or convened, shall constitute a waiver of notice by the stockholder.

4. At least ten days before every meeting of stockholders, the secretary shall make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the principal place of business or the executive office of the corporation.

5. Special meetings of the stockholders may be called by the Board of Directors, or at the request of stockholders owning outstanding capital stock having not less than the minimum number of votes that would be necessary to take action at a meeting at which all shares entitled to vote were present and voting. Such request shall state the purpose or purposes of the proposed meeting.

6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

7. The holders of a majority of the stock issued and outstanding and entitled to vote , present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise required by statute, by the certificate of incorporation or by these by-laws. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

8. When a quorum is present at any meeting, the holders of outstanding capital stock present in person or represented by proxy entitled to cast a majority of the votes shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

9. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than one year prior to said meeting. Each stockholder shall have one vote for each share of capital stock having voting power, registered in the stockholder’s name on the books of the corporation unless otherwise provided in or pursuant to the certificate of incorporation.

10. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding capital stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted, consent thereto in writing or by electronic transmission. Prompt notice of the taking of any such action shall be given to those stockholders who did not consent in writing or by electronic transmission.

II. DIRECTORS

1. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by a statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

2. Except as otherwise required by or pursuant to the certificate of incorporation, the number of directors which shall constitute the whole board shall be not less than three and not more than seven, as determined from time to time by the stockholders entitled to vote thereon or by the directors. Except as hereinafter provided for the filling of vacancies and newly created directorships or as otherwise required by or pursuant to the certificate of incorporation, the directors shall be elected at the annual meeting of the stockholders by a plurality of votes cast, and each director shall be elected to serve until a successor shall be duly elected and qualified or until the director’s earlier resignation or removal. Directors need not be stockholders or officers of the corporation.

3. The directors may hold their meetings and keep the books of the corporation outside of Delaware at such place or places within or without the United States as they may from time to time determine.

4. The stockholders, at any meeting, annual or special, by vote of the holders of outstanding capital stock entitled to cast a majority of the votes, may remove any director. Except as otherwise required by or pursuant to the certificate of incorporation, if the office of any director or directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or if the authorized number of directors shall be increased, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may fill such vacancy or newly created directorship, and the director or directors so chosen shall hold office until the next annual election of directors and until their successors shall be duly elected and qualified.

5. Any director may resign at any time upon notice to the corporation, verbally, electronically or written, to take effect at the time specified in the resignation. Except as otherwise required by or pursuant to the certificate of incorporation, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote to take effect when such resignation or resignations shall become effective.

III. COMMITTEES OF DIRECTORS

1. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more directors of the corporation. The board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in said resolution or resolutions and except as otherwise provided by statute, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not the member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

2. The committees shall keep regular minutes of their proceedings and report the same to the board when required.

IV. MEETINGS OF THE BOARD

1. The first meeting of each newly elected board shall be held at the place and on the date, within or without the State of Delaware, of the annual meeting at which such board was elected, and no notice shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such place, date and hour as shall be fixed by the consent in writing of all the directors.

2. Regular meetings of the board may be held without notice at such place, date and hour, within or without the State of Delaware, as shall from time to time be determined by the board.

3. Special meetings of the board may be called by the president, any vice president, the secretary or by any member of the board of directors on twenty-four hours’ notice to each director, either personally or by mail or by electronic transmission, and shall be held at such place, date and hour, within or without the State of Delaware, as shall be stated in the notice.

4. At all meetings of the board one-third, but not less than two, of the directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

5. Unless otherwise restricted by the certificate of incorporation or by these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all members of the board or committee, as the case may be, consent in writing, or by electronic transmission and the writing or writings or electronic transmission are filed with the minutes of proceedings of the board or committee in accordance with applicable law.

6. Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

V. NOTICES

1. Whenever under the provisions of a statute or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or mailbox, in a postpaid sealed envelope, addressed to such director or stockholder at such address as appears on the records of the corporation, and such notice shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given by telegram, telephone or electronic transmission.

2. Whenever any notice is required to be given under the provisions of a statute or of the certificate of incorporation or of these by-laws, a waiver in writing signed by the person or persons entitled to said notice or by electronic transmission, whether before or after the time stated therein, shall be deemed equivalent to notice.

VI. OFFICERS

1. The officers of the corporation shall be chosen by the directors and shall be a president, a vice president, a secretary, a treasurer and a controller. The board of directors may also choose additional vice presidents, and one or more assistant secretaries, assistant treasurers and assistant controllers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president and one or more vice presidents with such additional designations of title as the board may make, a secretary, a treasurer and a controller, none of whom need be a member of the board.

3. The board may choose such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board. The board may delegate to any executive officer or to any committee the power to choose and define the powers and duties of any subordinate officers or agents.

4. Each officer of the corporation shall hold office until a successor is chosen and qualified or until the officer’s earlier resignation or removal. Any officer elected by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors and any officer may resign at any time upon notice, verbal, electronic or written, to the corporation. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

VII. THE PRESIDENT

1. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders, shall be ex officio a member of all standing committees, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

VIII. VICE PRESIDENTS

1. The vice presidents shall, in the absence or disability of the president, or as needed or directed by the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors or president shall prescribe.

IX. THE SECRETARY AND ASSISTANT SECRETARIES

1. The secretary shall attend all sessions of the board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, if required, and shall perform such other duties as may be prescribed by the board of directors or president.

2. The assistant secretaries shall, in the absence or disability of the secretary, or as needed or directed by the secretary perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors, president or secretary shall prescribe.

X. THE TREASURER AND ASSISTANT TREASURERS

1. The treasurer shall be the chief financial officer of the corporation, shall have the custody of the corporate funds and securities and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

2. The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all transactions by the treasurer and of the financial condition of the corporation.

3. The assistant treasurers shall, in the absence or disability of the treasurer, or as needed or directed by the treasurer perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors, president or treasurer shall prescribe.

XI. THE CONTROLLER AND ASSISTANT CONTROLLERS

1. The controller shall maintain the corporation’s general and departmental accounts and prepare appropriate financial statements, shall advise the board with regard to all accounting and auditing matters relating to the corporation and assist in the implementation of adopted policies in these fields, shall establish and implement procedures on accounting and auditing for the corporation and its affiliates, and shall perform such other duties as the board of directors or president shall prescribe.

2. The assistant controllers shall, in the absence or disability of the controller, or as needed or directed by the controller, perform the duties and exercise the powers of the controller and shall perform such other duties as the board of directors, president or controller shall prescribe.

XII. UNCERTIFICATED SHARES

1. The shares of the corporation shall be uncertificated shares, provided that the Board of Directors may provide by resolution or resolutions that some or all classes or series of stock shall be represented by certificates. If represented by certificates, the certificates of stock of the corporation shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary. Any or all of the signatures on a certificate may be a facsimile.

XIII. TRANSFERS OF STOCK

1. Subject to any limitations in the Certificate of Incorporation, registered shares in the Corporation may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee and the class, number and par value of the shares being transferred, but in the absence of such written instrument of transfer the directors may accept such evidence of a transfer of shares as they consider appropriate. If such shares are represented by a certificate, upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares of stock of the corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

XIV. FIXING RECORD DATE

1. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, except as otherwise required by or pursuant to the certificate of incorporation, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

2. If no record date is fixed (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived by all stockholders entitled to notice, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

3. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

XV. REGISTERED STOCKHOLDERS

1. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

XVI. FISCAL YEAR

1. The corporation’s fiscal year shall begin the first day in January in each year.

XVII. SEAL

1. The corporate seal shall have the name of the corporation inscribed thereon and shall be in the form as approved by the board of directors.

XVIII. AMENDMENTS

1. These by-laws may be altered, amended or repealed and new by-laws made, by the board of directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by the stockholders or the board of directors.